Exhibit 99.1

RMG Networks Announces Continued Listing on Nasdaq

DALLAS, TX – February 25, 2016 – RMG Networks Holding Corporation (NASDAQ: RMGN), or RMG Networks™, a leading provider of technology-driven visual communications solutions, is pleased to announce today that it received a positive determination from the Nasdaq Stock Market granting approval of the Company's request to transfer its common stock listing to the Nasdaq Capital Market from the Nasdaq Global Market. The Company's shares will continue to trade under the symbol "RMGN." The Company is also pleased to announce that it has been granted an additional extension through August 22, 2016 to regain compliance with Nasdaq’s minimum bid price requirement.

The Company's common stock will begin trading on the Nasdaq Capital Market effective at the start of trading on Thursday, February 25, 2016. The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as the Nasdaq Global Market, and listed companies must meet certain financial requirements and comply with Nasdaq's corporate governance requirements.

As previously reported, the Company was notified by Nasdaq on August 25, 2015, that it no longer satisfied the minimum bid price requirement for continued listing of $1.00 per share, as set forth in Nasdaq Listing Rule 5450(a)(1). In anticipation of not meeting the minimum bid price requirement by February 22, 2016, the end of its initial 180-day grace period, the Company applied to transfer the listing of its common stock to the Nasdaq Capital Market. As a result of the transfer to the Capital Market, the Company is being afforded an additional 180-day grace period to regain compliance with the Nasdaq's minimum bid price requirement. In order to regain compliance, the minimum bid price per share of the Company’s common stock must be at least $1.00 for at least ten consecutive business days during the additional 180-day grace period, which will end on August 22, 2016. The Company has provided written notice of its intention to cure the minimum bid price deficiency during the second grace period by effecting a reverse stock split, if necessary.

About RMG Networks

RMG NETWORKS (NASDAQ: RMGN) is a worldwide leader in intelligent visual communications that help businesses increase productivity, efficiency and engagement through digital messaging. By combining best-in-class software, hardware, business applications and services, RMG Networks offers a single point of accountability for integrated data visualization and real-time performance management. The company, who values 70% of the Fortune 100 as clients, is headquartered in Dallas, Texas, with additional offices in the United States, United Kingdom and the United Arab Emirates. For more information, visit www.rmgnetworks.com.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters set forth in this release are "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our ability to maintain our listing on the Nasdaq Capital Market. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-Looking Statements included in the company's recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.

Contact:
For RMG Networks Holding Corporation

Investor
Brett Maas / Rob Fink

646-536-7331 / 646-415-8972

ir@rmgnetworks.com

or

Media
Julie Rasco
800-827-9666
Julie.Rasco@rmgnetworks.com

Source: RMG Networks